SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Fresh Brands, Inc.
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FRESH BRANDS, INC.
2215 Union Avenue
Sheboygan, Wisconsin 53081

NOTICE OF 2005 ANNUAL
MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 26, 2005

Dear Shareholder:

        We invite you to attend our 2005 annual meeting of shareholders on May 26, 2005 at 3:00 P.M. at the John Michael Kohler Arts Center, located at 608 New York Avenue, Sheboygan, Wisconsin and at any postponement or adjournment thereof (collectively, the “Meeting”). As we describe in our accompanying proxy statement, if you held shares of our common stock on March 30, 2005, you will be entitled to vote at the Meeting:

1.	on the election of three directors;

2.	to approve the extension of the term of our 1995 Equity Incentive Plan; and

3.	on any other business that may properly come before the Meeting.

        We have enclosed a proxy card and our 2004 annual report along with this proxy statement. Your vote is important, no matter how many shares you own. Even if you plan to attend the Meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope provided. If you attend the Meeting, you can revoke your proxy and vote your shares in person if you like.

        Thank you for your continued support. We look forward to seeing you at our Meeting.

Sincerely,
FRESH BRANDS, INC.
/s/ John H. Dahly
John H. Dahly
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Sheboygan, Wisconsin
April 18, 2005

FREQUENTLY ASKED QUESTIONS

Q:	Why did I receive this proxy statement?	Q:	How many shares of Fresh Brands' stock are entitled to vote?
	Our board of directors has sent you this proxy statement starting on or about April 18, 2005 to ask for your vote, as a Fresh Brands shareholder, on two matters to be voted on at the Meeting.		A total of 4,931,934 shares of common stock are entitled to vote at the Meeting. Each share of common stock is entitled to one vote on each matter submitted for shareholder consideration at the Meeting.
Q:	What am I voting on?	Q:	What constitutes a quorum?
	You will vote on the election of three directors and to approve the extension of the term of our 1995 Equity Incentive Plan. We are not aware of any other matter that will be presented for your vote at the Meeting.		A "quorum" is the number of shares that must be represented, in person or by proxy, to lawfully conduct business. A majority of the shares of our common stock constitute a quorum. As a result, at least 2,465,968 shares must be represented at the Meeting before we can take action at the Meeting.
Q:	Do I need to attend the Meeting in order to vote?	Q:	What is the address and telephone number of Fresh Brands?
	No. You can vote either in person at the Meeting or by completing and mailing the enclosed proxy card.		The address of our principal executive office is 2215 Union Avenue, Sheboygan, Wisconsin 53081. Our telephone number is (920) 457-4433.
Q:	What happens if I sign and return my proxy card but do not mark my vote?	Q:	Who are your largest shareholders?
	If you return a signed proxy card without indicating how you wish to vote, Walter G. Winding, III and Louis E. Stinebaugh, as proxies, will vote your shares to elect our nominees for directors and to extend the term of our 1995 Equity Incentive Plan. Investors holding 5% or more of our outstanding common stock are:		Investors holding 5% or more of our outstanding common stock are: 1) Franklin Resources, Inc. - 18.3% 2) Fresh Brands Distributing, Inc. Retirement Savings Plan - 6.1% 3) Freshgroup, LLC - 5.0%
Q:	What percentage of Fresh Brands' votes do directors and officers beneficially own?	Q:	What do I need to do now?
	Approximately 3.7% of our shares in total, as of the record date, are beneficially owned by our directors and officers.		Just mail your signed proxy card in the enclosed postage-paid return envelope as soon as possible so that your shares may be represented at the Meeting.
Q:	Who is entitled to vote?	Q:	Can I revoke my proxy after it is returned?
	Everyone who owned our shares as of the close of business on the March 30, 2005 record date is entitled to vote.		Yes, you may revoke your proxy at any time before it is exercised by giving notice thereof to us in writing or in person at the Meeting. If you have executed a proxy and attend the Meeting, your presence at the Meeting does not, in itself, revoke your proxy.
Q:	Who will count the votes?
American Stock Transfer & Trust Company, our transfer agent and registrar, will count the votes and act as inspector of elections at the Meeting. The address for our transfer agent and registrar is 59 Maiden Lane, Plaza Level, New York, NY 10038.

[LOGO]

PROXY STATEMENT

For the 2005 Annual Meeting Of Shareholders
to be Held On May 26, 2005

        This proxy statement and accompanying form of proxy are being furnished to our shareholders, beginning on or about April 18, 2005, in connection with the solicitation of proxies by our board of directors for use at our 2005 annual meeting of shareholders on May 26, 2005 at 3:00 P.M. at the John Michael Kohler Arts Center, located at 608 New York Avenue, Sheboygan, Wisconsin and at any postponement or adjournment thereof (collectively, the “Meeting”), for the purposes set forth in the attached Notice of 2005 Annual Meeting of Shareholders and described herein.

        Execution of a proxy will not affect your right to attend the Meeting and to vote in person, nor will your presence revoke a previously submitted proxy. You may revoke a previously submitted proxy at any time before it is exercised by giving written notice of your intention to revoke the proxy to our Secretary, by notifying the appropriate personnel at the Meeting in writing or by voting in person at the Meeting. Unless revoked, the shares represented by proxies received by our board of directors will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on a proxy, the votes represented thereby will be voted to elect our nominees for directors, to extend the term of our 1995 Equity Incentive Plan and on such other matters that may properly come before the Meeting in accordance with the best judgment of the persons named as proxies.

        Only holders of record of shares of our common stock as of the close of business on March 30, 2005 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, there were 4,931,934 shares of common stock outstanding, all of which are entitled to vote. The record holder of each outstanding share of common stock on the Record Date is entitled to one vote per share.

ELECTION OF DIRECTORS

        In January 2005, G. William Dietrich resigned from our board to commit his full energies to the pursuit of other business ventures and opportunities. During Mr. Dietrich’s service on our board, he made numerous valuable contributions to our board and his perspectives will be missed.

        At the Meeting, our shareholders will elect three directors to hold office until our 2008 annual meeting. Our Nominating Committee has recommended, and our board has nominated, R. Bruce Grover, William E. May, Jr. and Thomas M. Stemlar as the three directors to hold office until our 2008 annual meeting. Mr. Grover is a shareholder-elected director and Messrs. May and Stemlar were elected as directors by our board in 2004 to fill vacancies on our board. If no instructions are specified on a proxy, then Walter G. Winding, III and Louis E. Stinebaugh, as proxies, intend to vote for the election of these three nominees. They will also vote for another person that our Nominating Committee may recommend and our board may nominate in the event that any of these nominees becomes unable to serve as a director before the Meeting.

        Under Wisconsin law, shareholders elect directors by a plurality of the votes cast. This means that the nominees receiving the largest number of votes, even if less than a majority, will be elected as directors. Any shares that are not voted, whether by abstention, broker non-vote or otherwise, will not affect the election of directors.

        Our board of directors unanimously recommends a vote “for” R. Bruce Grover, William E. May, Jr. and Thomas M. Stemlar. Shares of common stock represented at the Meeting by executed but unmarked proxies will be voted “for” the election of each of these director nominees.

        The following tables list information about our board of directors and its committees.

Class I - Nominees for Election at the Meeting
	Board	Nominating Committee	Audit Committee	Compensation Committee	Stock Option Committee	Corporate Governance Committee
R. Bruce Grover (69), a director since 1989;
retired President and Chief Executive Officer
of VPI, LLC - a manufacturer of solid vinyl	|X|	|X|	|X|	|X|(1)	|X|(1)	|X|
floor products, custom extruded sheets and
sound barrier materials for automotive
applications that was sold in 2004 and 2005(2)

William E. May, Jr. (56), a director since
2004; Executive Vice President - Chief
Operating Officer of Too, Inc, a publicly	|X|	|X|	|X|	|X|	|X|	|X|
traded operator of two specialty retail
clothing brands, Limited Too and Justice(2)

Thomas M. Stemlar (67), a director since 2004;
retired partner of Arthur Andersen LLP, a
former nationally recognized independent	|X|	|X|	|X|(1)	|X|	|X|	|X|
auditing firm (2)

Class II - Directors Whose Terms Expire in 2006
	Board	Nominating Committee	Audit Committee	Compensation Committee	Stock Option Committee	Corporate Governance Committee
Louis E. Stinebaugh (48), a director since	|X|
2004; President and Chief Operating Officer
of Fresh Brands, Inc. (3)

Bruce J. Olson (55), a director since 1999;
Senior Vice President and a director of The
Marcus Corporation - owner and operator of	|X|	|X|		|X|	|X|	|X|
hotels, resorts and movie theatres(2)

Walter G. Winding, III (63), a director since
1999 and our independent Chairman of the
Board since 2000; owner and Chief Executive	|X|(1)	|X|(1)	|X|	|X|		|X|
Officer of Winding and Company - a business
consulting firm(2)

Class III - Director Whose Term Expires in 2007
	Board	Nominating Committee	Audit Committee	Compensation Committee	Stock Option Committee	Corporate Governance Committee
Steven R. Barth (46), a director since 1998;
Partner in the law firm of Foley &	|X|	|X|		|X|		|X|(1)
Lardner LLP(2)

Meetings held in 2004	6	1	7	2	2	1

1)	Denotes Chairman.
2)	Independent director, as defined by the Nasdaq rules applicable to directors generally.
3)	Because we operate as a holding company, Mr. Stinebaugh is also a director and officer of certain of our subsidiaries.

        All of our current directors attended at least 75% of the board and applicable committee meetings in 2004. In addition, all of our directors have held the positions indicated on the preceding charts for at least the last five years, except that:

•	R. Bruce Grover retired from his positions at VPI LLC in connection with the sale of VPI's businesses in 2004 and 2005.

•	William E. May, Jr. became the Executive Vice President - Chief Operating Officer of Too, Inc. in February 2004. He was the President and Chief Executive Officer, Wholesale for Fleming Companies from June 2002 until November 2003 and was the Vice President, Gap Global Distribution for Gap, Inc. from March 1999 until June 2002. Mr. May has also held roles as Executive Vice President/Chief Operating Officer for Nash Finch Company, Senior Vice President Operations, Marketing, Procurement and MIS for Spartan Stores and other executive positions in the food industry.

•	Bruce J. Olson was promoted from Group Vice President to Senior Vice President of The Marcus Corporation in October 2004.

•	Louis E. Stinebaugh became our President and Chief Operating Officer in May 2004, served as our Executive Vice President – Operations from December 2003 to May 2004, was the President of the Sentry Division of SuperValu, Inc. from September 2003 to December 2003, was the President of the Sentry Division in Milwaukee of Fleming Companies, Inc. from March 2001 to September 2003 and was a Vice President of Merchandising/Marketing at Fleming prior to March 2001.

Our Nominating Committee

        All of the members of our Nominating Committee are “independent directors,” as defined by the rules applicable to the members of the Committee. The Nominating Committee’s written charter is available free of charge at http://www.fresh-brands.com/Investorfame.html. The Nominating Committee’s principal functions include:

•	identifying and recommending to our board prospective candidates for board membership; and

•	selecting candidates for each of the board's committees.

        Shareholders can seek to have their director nominees elected directly by our shareholders. Our bylaws require such nominations to be made pursuant to timely notice (as specified in the bylaws) in writing to our secretary. This notice must contain information relating to the nominee which is required to be disclosed by our bylaws and the Securities Exchange Act of 1934 and must be sent to John H. Dahly, Fresh Brands, 2215 Union Avenue, Sheboygan, Wisconsin 53081. To be included in our proxy statement for our 2006 annual meeting of shareholders, such notice must be received by us by December 19, 2005.

        Alternatively, shareholders can seek to have their potential director nominees considered by our Nominating Committee, which will consider such potential nominees based on the criteria summarized below. All potential nominees identified by shareholders are evaluated in the same manner as potential nominees identified by directors, officers or others. Shareholders may recommend such potential director nominees by writing to the chairman of the Nominating Committee, Walter G. Winding, III, Fresh Brands, 2215 Union Avenue, Sheboygan, Wisconsin 53081. To be considered by our Nominating Committee for election as a director at our 2006 annual meeting of shareholders, such notice must be received by December 19, 2005.

        In identifying and evaluating nominees for director, the Nominating Committee seeks nominees that will ensure that the board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives. The Nominating Committee also seeks to ensure that the board consists of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to us, including those summarized below, among others. In evaluating the qualifications of each candidate, the Nominating Committee takes into account all factors it considers appropriate. The Nominating Committee believes that nominees for director shall be generally selected on the basis of:

•	broad business experience, including management experience or specific experience in our industry, with franchise systems, as directors or executive officers of other public companies, substantial professional experience with other public companies and knowledge of our competitive marketplace;

•	the ability to make independent analytical inquiries, including the ability to challenge management and other board members when necessary in an appropriate manner;

•	wisdom and business acumen;

•	integrity, including consistently adhering to strong ethical standards;

•	understanding of our business and ability and willingness to devote adequate time to board and committee duties;

•	knowledge of the important corporate governance issues that are important to us and our shareholders;

•	the ability to fit with the culture of our company, management team and board; and

•	if applicable, the view of our institutional shareholders and business partners, including our franchisees, employees, lenders and vendors.

Our Audit Committee

        All of the members of our Audit Committee are “independent directors,” as defined by the rules applicable to members of the Committee. William E. May, Jr. and Thomas M. Stemlar are “audit committee financial experts,” as defined by the Securities and Exchange Commission (“SEC”). The Audit Committee’s written charter is available free of charge at http://www.fresh-brands.com/Investorfame.html. The Audit Committee’s principal functions include:

•	appointing, approving the compensation for and overseeing our independent auditors;

•	reviewing annual audit plans with management and our independent auditors;

•	preapproving all non-audit services provided by our independent auditors;

•	overseeing management's evaluation of the adequacy of our internal and business controls, disclosure controls and procedures and risk assessment and management;

•	reviewing areas of financial risk that could have a material adverse effect on our results of operations and financial condition with management and our independent auditors;

•	reviewing our policies as to officers' conflicts of interest with management and our independent auditors;

•	evaluating the independence of our independent auditors; and

•	receiving, retaining and addressing complaints (including employees’ confidential, anonymous submission of concerns) regarding financial disclosure and accounting and auditing matters.

Our Compensation Committee

        All of the members of our Compensation Committee are “independent directors,” as defined by the rules applicable to members of the Committee. The Compensation Committee’s written charter is available free of charge at http://www.fresh-brands.com/Investorfame.html. The Compensation Committee’s principal functions include:

•	evaluating and setting cash compensation levels for our officers;

•	reviewing and establishing the employee benefits we offer to our officers;

•	determining our officers' annual bonuses; and

•	reviewing our compensation policies for our nonemployee board members.

Our Stock Option Committee

        All of the members of our Stock Option Committee are “independent directors,” as defined by the rules applicable to members of the Committee. The Stock Option Committee’s written charter is available free of charge at http://www.fresh-brands.com/Investorfame.html. The Stock Option Committee’s principal functions include:

•	evaluating and granting stock options and other equity incentives to our directors, officers and other employees; and

•	administering our equity incentive plans.

Our Corporate Governance Committee

        All of the members of our Corporate Governance Committee are “independent directors,” as defined by the rules applicable to members of the Committee. The Corporate Governance Committee’s written charter is available free of charge at http://www.fresh-brands.com/Investorfame.html. The Corporate Governance Committee’s principal functions include:

•	developing and maintaining our corporate governance policy guidelines;

•	developing and maintaining our Code of Conduct;

•	overseeing the interpretation and enforcement of our Code of Conduct; and

•	evaluating the performance of our board, its committees and committee chairmen and our directors.

Stock Ownership of Management and Others

        The following table describes certain information, as of the Record Date, regarding the beneficial ownership of our common stock held by:

•	each person or entity that we know beneficially owns more than 5% of our common stock;

•	each of our directors and our executive officers who are named in the Summary Compensation Table under "Summary Compensation Information" below; and

•	all of our directors and named executive officers as a group.

        We believe that, as of the Record Date, all of the people listed below have sole voting and investment power over the listed shares, except as indicated otherwise in the accompanying footnotes.

Name of Individual or Entity	Shares	Percentage(1)
Franklin Resources, Inc.(2)	900,000	18.3%
Fresh Brands Distributing, Inc. Retirement Savings Plan(3)	302,828	6.1%
Freshgroup, LLC(4)	246,700	5.0%
Walter G. Winding, III(5)	61,337	1.2%
R. Bruce Grover(6)	34,044	*
Louis E. Stinebaugh(7)	30,000	*
Bruce J. Olson(8)	28,652	*
Thomas M. Stemlar(9)	12,904	*
William E. May, Jr.(10)	10,904	*
Steven R. Barth	6,875	*
John H. Dahly(11)	3,333	*
Jonathan B. Hoenecke	2,500	*
All current directors and executive officers as a group (9 persons)(12)	186,029	3.7%

*	Indicates less than 1%

1)	For individuals who hold rights to acquire shares of stock upon exercise of stock options, the percentages reflect inclusion of certain of these shares as described in the footnotes below as well as the increase in the total number of shares of common stock outstanding that would result from their exercise of those options.

2)	We obtained the share amount listed from the Schedule 13G/A, dated February 14, 2005, filed with the SEC. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403.

3)	We obtained the share amount listed from the Schedule 13G/A, dated February 7, 2005, filed by the Fresh Brands Distributing, Inc. Retirement Savings Plan with the SEC. The listed shares were held by MFS Investment Management (“MFS”), as trustee for the Fresh Brands Distributing, Inc. Retirement Savings Plan. Retirement Savings Plan participants have investment power over the listed shares held by the Retirement Savings Plan that are allocated to their accounts. A Plan Administrative Committee, consisting of Jonathan B. Hoenecke , Michael G. Isken, Nadine A. Becker and Wayne A. Wiertzema (each of whom is an employee of the company), administers the Retirement Savings Plan and shares voting power for the shares listed with the participants in the Retirement Savings Plan in that the Plan Administrative Committee is entitled to vote shares when participants have provided no voting instructions. The address of MFS is 500 Boylston Street, Boston, MA 02116. The address for the individual members of the Plan Administrative Committee is c/o Fresh Brands, Inc., 2215 Union Avenue, Sheboygan, Wisconsin 53081.

4)	We obtained the share amount listed from the Schedule 13D, dated February 1, 2005, filed with the SEC. The address of Freshgroup LLC is c/o Mr. Fred Chikovsky, 1720 Harrison Street, 7th Floor, Hollywood, Florida 33020.

5)	The share amount listed includes (a) 50,000 shares which Mr. Winding can acquire by exercising stock options that are exercisable within 60 days following the Record Date; and (b) 3,346 shares held as joint tenant with his wife.

6)	The share amount listed includes 25,000 shares which Mr. Grover can acquire by exercising stock options that are exercisable within 60 days following the Record Date.

7)	The share amount listed includes 25,000 shares which Mr. Stinebaugh can acquire by exercising stock options that are exercisable within 60 days following the Record Date.

8)	The share amount listed includes 25,000 shares which Mr. Olson can acquire by exercising stock options that are exercisable within 60 days following the Record Date.

9)	The share amount listed includes 10,000 shares which Mr. Stemlar can acquire by exercising stock options that are exercisable within 60 days following the Record Date.

10)	The share amount listed includes 10,000 shares which Mr. May can acquire by exercising stock options that are exercisable within 60 days following the Record Date.

11)	The share amount listed represents shares which Mr. Dahly can acquire by exercising stock options that are exercisable within 60 days following the Record Date.

12)	The share amount listed includes 148,333 shares issuable under stock options that are exercisable within 60 days of the record date.

AUDIT COMMITTEE REPORT

        Our management is responsible for the company’s financial reporting process, including (a) its system of internal controls and issuing an annual report on the company’s internal control over financial reporting and (b) the preparation of the company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States. The company’s independent auditors are responsible for (i) assessing the company’s internal control over financial reporting and attesting to management’s report thereon and (ii) auditing the company’s financial statements. Our responsibility is to oversee, monitor and review these processes. It is not our duty or our responsibility to establish or assess internal controls or conduct auditing or accounting reviews or procedures. Therefore, we have relied, without independent verification, on management’s representations, including those in the certifications of the financial statements that have been filed with the SEC, that the company’s financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We have similarly relied on management’s annual report on the company’s internal controls over financial reporting. We have also relied on the reports and attestation of the company’s independent auditors. Our discussions with management and the company’s independent auditors do not ensure that the company’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States, that management’s annual report regarding the company’s internal control over financial reporting, or that the related attestation of the company’s independent auditors, are accurate or that the company’s independent auditors are in fact “independent.”

        Annually, our Committee carefully considers the engagement of independent auditors to report on our annual financial statements and the adequacy of our system of internal controls over financial reporting. Effective as of April 19, 2004, we changed our independent auditors from KPMG LLP (“KMPG”) to Deloitte & Touche LLP (“Deloitte & Touche”). During KPMG’s retention as our independent auditors, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure. We met with management and auditors throughout the year to assure a seamless transition.

        Our Audit Committee carried out all of the responsibilities set forth in our charter adopted February 26, 2004. In connection therewith, we reviewed and discussed the company’s 2004 audited financial statements and auditor’s report thereon with Deloitte & Touche and the company’s management. Our Audit Committee separately discussed with the company’s management and independent auditors the “quality” of the company’s financial reporting to shareholders and the adequacy of the company’s internal controls over financial reporting. Identified internal control deficiencies, none of which are considered by management or auditors to be “material,” and remedial actions were reviewed and discussed. In addition, the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement and financial report with management and the independent auditors, prior to public release.

        We also met with Deloitte & Touche and discussed various other matters, including those required to be communicated by them under United States auditing standards. These discussions included (a) the auditors responsibilities under current auditing standards; (b) the overall audit scope and approach to the audit of the company’s consolidated financial statements and the company’s internal controls over financial reporting; (c) significant accounting principles that are particularly important to the company’s financial reporting; and (d) significant management judgments and estimates made in connection with the preparation of the consolidated financial statements, particularly those relating to repositioning and impairment matters, asset valuation reserves and contingencies. We were also advised that there were no disagreements with management and no consultations with other auditors.

        We also received a written report and a letter from Deloitte & Touche disclosing all relationships with the company. Deloitte & Touche’s letter advised us that, in 2004, it received from the company the fees summarized below under the caption “Our Independent Auditors.” Deloitte & Touche discussed its letter with us and advised us that it did not believe its audit was impaired by its provision of non-audit related services. As a result, Deloitte & Touche confirmed that, as of February 24, 2005, it was an independent accountant with respect to the company within the meaning of the Securities Act administered by the SEC and the requirements of the Independence Standards Board. We considered that Deloitte & Touche’s provision of non-audit services was compatible with maintaining its independence with respect to the company.

        Based on our discussions with management and Deloitte & Touche, as well as our review of the representations of management and Deloitte & Touche’s reports, we recommended to the Board of Directors that the company’s audited consolidated financial statements as of and for the year ending January 1, 2005 be included in the company’s Annual Report on Form 10-K for its fiscal year ended January 1, 2005 filed with the SEC.

        This report: (i) does not constitute soliciting material; (ii) shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent this report or the performance graphs are specifically incorporated; and (iii) shall not otherwise be deemed filed under such Acts.

By the Audit Committee:
Thomas M. Stemlar, Chairman
R. Bruce Grover
William E. May, Jr.
Walter G. Winding, III

EXECUTIVE COMPENSATION

        Our Compensation Committee of the Board of Directors evaluates and establishes the compensation of our executive officers. Our executive compensation program is designed to:

•	attract, retain and motivate key officers;

•	encourage a focus on strategic objectives which will result in superior current and long-term financial performance;

•	establish a strong link between officer compensation and the company's financial performance;

•	link long-term incentives to increasing shareholder value; and

•	allow consideration of the positive or negative effects of extraordinary events on financial performance.

        Our executive compensation package consists of four principal components: base salary, annual incentive bonus eligibility, annual stock option grants, and other supplemental compensation and employee benefits. We structure each individual component of the company’s executive compensation – as well as the company’s entire executive compensation package – in a manner that closely aligns the economic interests of our management with the economic interests of our shareholders. We do this by making a substantial part of the company’s executive compensation package dependent upon the company’s achievement of specific annual corporate financial performance objectives, and by tying our executives’ long-term compensation potential to future increases in the company’s stock price. We are firm believers in performance-based compensation and we believe that this philosophy is best implemented by linking a substantial portion of our officers’ compensation packages to the company’s financial performance. Additionally, by making stock option grants the principal long-term component of our executive compensation package, we believe we’ve directly linked our executives’ realization of benefits from these option grants to future increases in the intrinsic value of our company. At least conceptually, we believe that shareholder value should be driven principally by the company achieving its targeted financial performance goals.

        The company did not meet its 2004 financial performance goals. As a result, none of our executive officers received the 80% of their potential cash bonus for 2004 that is dependent upon meeting these goals. Similarly, in light of the company’s 2004 financial results and its decreased stock price, none of our executive officers received the 20% of their potential cash bonus for 2004 that is dependent upon meeting other individual and company goals and objectives. The company’s officers, other than Messrs. Stinebaugh and Dahly, who were appointed to their new positions relatively recently, did receive salary increases for 2005. These salary increases were approved despite the company’s recent financial performance in part because the company had frozen base salaries for the previous two years.

Salary

        Base salary is the largest portion of the cash compensation package received by each of our executives. However, consistent with our executive compensation philosophy, the other components of our executive compensation represent, in total, a significant portion of total potential compensation. By structuring our officers’ compensation in this manner, we establish a strong link between company performance and executive compensation because if the company does not achieve its targeted annual financial goals, then our executives will not receive a significant portion of their total potential compensation.

        Each of our officers’ base salary is based principally on (i) relative position at the company; (ii) increases (if any) in duties and responsibilities; (iii) existing and anticipated ability to directly impact corporate performance; (iv) personal performance and leadership abilities; and (v) the company’s financial performance.

        We based the salary of Mr. Stinebaugh, our President and Chief Operating Officer, on the foregoing factors along with his experience in our industry, knowledge of our markets and his performance since joining our company in December 2003, particularly the strong leadership characteristics that he has displayed. In May 2004, Mr. Stinebaugh was promoted to the positions of President and Chief Operating Officer and his salary was increased from $250,000 to $375,000 to compensate him for the increased duties and responsibilities associated with his promotion. In light of this recent salary increase, Mr. Stinebaugh’s salary for 2005 was not increased.

Annual Bonus

        Each of our executive officers is eligible to receive an annual cash bonus equal to a preestablished percentage of his base salary. These eligibility percentages range from 20% to 50% of the executive’s base salary. Because we believe that the amount of annual bonuses should be directly linked to the company’s achievement of its annual financial performance targets (which, in turn, we believe should fundamentally translate into increased shareholder value), 80% of each executive’s potential bonus eligibility is dependent upon whether the company meets or exceeds our preestablished annual earnings per share before tax goal for that year. Generally, this portion of each executive’s potential bonus will not be paid unless the company’s earnings per share before tax target is met or exceeded. However, we may decide to pay some or all of this eligible bonus amount if we determine that the company’s earnings per share before tax target was not met as a result of extraordinary or unusual circumstances beyond the company’s control. Additionally, if the company substantially exceeds its earnings per share before tax target, we may decide to increase the amount of bonuses paid to some or all of our executives. The remaining potential 20% of each executive’s bonus eligibility is dependent upon whether other specific preestablished individual and company goals and objectives are met, as well as other subjective factors that we believe are appropriate.

        Because the company did not meet its 2004 financial performance goals, none of our executive officers, including Mr. Stinebaugh, received the 80% of their potential cash bonus for 2004 that is dependent upon meeting these goals. Similarly, in light of the company’s financial results in 2004 and its decreased stock price, none of our executive officers, including Mr. Stinebaugh, received the 20% of their potential cash bonus for 2004 that is dependent upon meeting other individual and company goals and objectives. However, in order to incentivize Mr. Stinebaugh to join the company in December 2003, he and the company agreed that, six months after he joined the company, he would be eligible for a one-time bonus if he and the company substantially met mutually agreed upon performance goals. Both the company and Mr. Stinebaugh substantially met these performance goals and, in June 2004, Mr. Stinebaugh received a one-time cash bonus of $21,000 and a one-time bonus grant of stock valued at $18,250.

Long-Term Incentives – Stock Options

        Our Stock Option Committee, which includes all of the members of our Compensation Committee except Steven R. Barth and Walter G. Winding, III, annually grants stock options to our executives under our 1995 equity incentive plan. We use stock option grants to supplement the cash portion of our executive compensation package and to provide the long-term incentive compensation element of our executive compensation package. Since the value of stock options is inherently dependent upon the future market price appreciation of the company’s common stock, stock options will only provide our executive officers with economic value to the extent that the market price of the company’s common stock increases. Thus, we believe that these stock option grants help further align the economic interests of our executive officers with those of our shareholders. We have historically granted options at 100% of the fair market value of the company’s common stock on the date of grant, with a term not to exceed ten years and with vesting in increments of one-third on each of the first, second and third anniversaries of the grant date. Shares acquired by the exercise of stock options granted to our executive officers in and after 2003 cannot be sold for one year unless the executive has reached the age of 60 prior to exercising the option. We believe that this holding period helps better align the interests of our executive officers and shareholders because our executive officers will only receive value from our options if our stock price appreciates and retains its value at least through the holding period.

        Although not determinative, each executive officer’s relative salary serves as a base guideline for the number of shares subject to his annual option grant. We also concentrate the relative size of option grants on the officers who we believe will have the greatest impact upon the company’s future financial performance. In addition, we carefully analyze the total number of shares made subject to stock options granted each year to ensure that the goals of our 1995 equity incentive plan are realized without unnecessarily diluting our current shareholders. Finally, when determining the relative size of each officer’s stock option grant, our Stock Option Committee has broad discretion to consider a variety of other factors, including the factors listed below that influence the options that are granted, as well as other subjective factors.

        Our Stock Option Committee based its 2004 stock option grants to each continuing officer principally on (i) relative position at the company; (ii) increases (if any) in duties and responsibilities; (iii) existing and anticipated ability to directly impact corporate performance; (iv) relative level of cash compensation; (v) prior levels of stock option grants; (vi) options then currently held; (vii) direct stock ownership; and (viii) the company’s 2004 financial performance. Each executive officer’s individual initiatives and achievements over the prior year also affected the level of each officer’s option grant. Mr. Stinebaugh’s option grant was based on these factors, along with his performance since he joined the company in 2003, particularly the strong leadership characteristics that he has displayed. In addition, in order to incentivize him to purchase additional shares of our stock, and further align his interests with the interests of our shareholders, in 2004, Mr. Stinebaugh was granted an option to purchase 10 shares of our common stock for each share of such stock he purchased.

        We believe that our 1995 equity incentive plan has been adopted, and is being administered, in accordance with the requirements of Internal Revenue Code Section 162(m). Given the levels of compensation and benefits provided currently to our executive officers, we do not otherwise believe it is necessary to further conform or adjust our compensation policies, plans or practices to comply with the $1 million executive compensation deductibility cap imposed by Internal Revenue Code Section 162(m).

Other Compensation

        Our executive officers participate in the retirement savings plans that we provide for our employees. These plans allow us to make discretionary contributions as determined by our Board. In addition, the plans permit pretax employee contributions pursuant to Internal Revenue Code Section 401(k). We provide matching contributions to our employees’ pre-tax contributions to these plans.

        We maintain an executive benefit restoration plan, which is a supplemental benefit pension plan intended to provide benefits otherwise denied to participants under one of our retirement savings plans by reason of limitations imposed by the Internal Revenue Code. The executive benefit restoration plan provides mandatory benefit accruals on pay in excess of the amount able to be recognized by a participant under the retirement savings plan for the year. The executive benefit restoration plan also allows eligible employees to defer receipt of some or all of his or her annual compensation on a pre-tax basis. We apply to the amounts in each eligible employee’s plan account an earnings credit based on the prime interest rate of a designated Milwaukee bank. The benefits payable under the executive benefit restoration plan will be paid out of our general corporate assets.

        This report and the performance graphs included elsewhere in this proxy statement (i) do not constitute soliciting material; (ii) shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent this report or the performance graphs are specifically incorporated; and (iii) shall not otherwise be deemed filed under such Acts.

By the Compensation Committee:	By the Stock Option Committee:
R. Bruce Grover, Chairman	R. Bruce Grover, Chairman
Steven R. Barth	William E. May, Jr.
William E. May, Jr	Bruce J. Olson
Bruce J. Olson	Thomas M. Stemlar
Thomas M. Stemlar
Walter G. Winding, III

Summary Compensation Information

        The table below describes the compensation paid to our current executive officers:

Summary Compensation Table

	Fiscal	Annual Compensation			Shares Underlying Options	All Other
Name and Principal Positions	Year	Salary		Bonus	Granted(1)	Compensation(2)
Louis E. Stinebaugh	2004	$329,327	(3)	$39,250	25,000	$6,150
President and Chief Operating Officer	2003	$9,615	(4)	$0	75,000	$--
John H. Dahly	2004	$224,231		$0	10,000	$10,083
Executive Vice President, Chief Financial Officer,	2003	$8,462	(4)	$0	0	$--
Secretary and Treasurer
Jonathan B. Hoenecke	2004	$72,692	(5)	0	6,000	$40,288
Vice-President of Finance(6)	2003	$0		$0	0	$10,178

1)	Granted at the fair market value of our common stock on the date of grant. See footnote (1) to the table set forth under “Stock Options—Option Grants In 2004” below for additional information.

2)	For Messrs. Stinebaugh and Dahly, amounts set forth for 2004 under this column represent: (a) benefit accruals of $0 and $2,308, respectively, under our Executive Benefit Restoration Plan; and (b) our contributions of $6,150 and $7,775, respectively, under the Fresh Brands Distributing, Inc. retirement savings plan. For Mr. Hoenecke, amounts set forth under this column represent consulting fees prior to the date that Mr. Hoenecke joined our company and, for 2004 only, our contributions of $650 under the Fresh Brands Distributing, Inc. retirement savings plan. See “Severance and Change in Control Arrangements” below with respect to certain severance arrangements between us and our named executive officers in the event that we experience a “change of control.”

3)	In May 2004, Mr. Stinebaugh was promoted to the positions of President and Chief Operating Officer and his salary was increased from $250,000 to $375,000.

4)	Messrs. Stinebaugh and Dahly joined our company in December 2003.

5)	Mr. Hoenecke joined our company in late June 2004 after serving as a consultant beginning in November 2003. The amounts set forth in this column represent approximately six months of Mr. Hoenecke’s annual salary of $140,000.

6)	In addition to Messrs. Stinebaugh, Dahly and Hoenecke, Michael R. Houser served as our Executive Vice President and Chief Marketing Officer through May 2004. In 2004, we paid him $142,788 in salary (the pro rata portion of his 2004 annual salary of $300,000) and other compensation of $54,788, including $47,596 paid in connection with the termination of his relationship with us. In exchange for such payments to Mr. Houser, which equaled two months of his salary, we received, among other things, a noncompetition and confidentiality agreement.

Stock Options

        We have two stock option plans: our 1995 equity incentive plan and our 2001 nonemployee director stock option plan. Our 1995 plan allows us to make grants to our executive officers and other employees and our 2001 plan provides for annual automatic grants of options to our directors who are not our employees. The following table lists the option grants under the 1995 plan that we made during 2004, as well as certain other information relating to those grants:

Option Grants In 2004
Name	Shares Underlying Options Granted(1)	Percentage of Total Options Granted to All Employees in 2004(2)	Exercise Price (Per Share)(3)	Expiration Date	Grant Date Present Value(4)
Louis E. Stinebaugh	25,000	25.0%	$7.58	August 18, 2014	$95,750
John H. Dahly	10,000	10.0%	$8.26	May 26, 2014	$38,300
Jonathan B. Hoenecke	6,000	6.0%	$7.75	June 27, 2014	$22,980
All Officers(2)	41,000	41.0%
Non-Officer Employees(2)	59,000	59.0%

1)	The options reflected in the table are nonqualified stock options under the Internal Revenue Code. All options granted during fiscal 2004 were granted on May 26, 2004, except for the options granted to (a) certain of our directors under our 2001 nonemployee director stock option plan, which were granted on January 1, 2005; (b) Jonathan B. Hoenecke, our Vice-President of Finance and two other employees, which were granted on their first days as our employees; and (c) Louis E. Stinebaugh, our President and Chief Operating Officer, which was granted on August 18, 2004, in connection with his purchase of 2,500 shares of our common stock as part of an incentive program designed to incentivize him to purchase additional shares of our stock, and further align his interests with the interests of our shareholders (see “Executive Compensation – Long-Term Incentives – Stock Options” above). The exercise price of each option granted during 2004 was equal to 100% of the fair market value of our common stock on the date of grant, as determined by our Stock Option Committee. Beginning with our stock options granted in 2003, shares acquired by the exercise of a stock option grant under the 1995 plan cannot be sold for one year after exercise unless the executive has reached the age of 60 prior to exercising the option. All options granted to our employees become exercisable in increments of one-third on each of the first, second and third anniversaries of the grant date; provided, however, that no options may be exercised more than ten years after the date of grant. These options are subject to early vesting in the event of the optionee’s death, disability or retirement. Under the stock option agreements evidencing these options, upon a “change of control” (as defined in such stock option agreements), all options then outstanding will become immediately exercisable in full for the remainder of their term and each optionee will have the right, for a period of 30 days, to require us to purchase his outstanding options for cash at an aggregate “acceleration price” for all shares of common stock then subject to such options, provided that at least six months has elapsed since the grant date.

2)	All calculations exclude the options granted under our 2001 nonemployee director stock option plan and include options granted to officers of our subsidiaries.

3)	The exercise price of options may be paid in cash, by delivering previously issued shares of common stock or any combination thereof.

4)	The option values presented are based on the Black-Scholes pricing model, adapted for use in valuing stock options. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price of our common stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated under the Black-Scholes model. The estimated values under the Black-Scholes model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield, including the following: (a) an assumed United States Treasury bond rate of 4.19%; (b) stock price volatility of 35.72% (based on 36-month stock price history ending May 31, 2004); and (c) a dividend yield of 0%.

        None of our executive officers exercised stock options during 2004. Set forth below is certain information about the number and value of unexercised stock options held by the listed officers as of the end of 2004.

2004 Year-End Value Table

	Number of Shares Underlying Options at End of Fiscal 2004		Value of Unexercised In-the-Money Options at End of Fiscal 2004(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Louis E. Stinebaugh	25,000	75,000	$0	$4,250
John H. Dahly	0	10,000	$0	$ 0
Jonathan B. Hoenecke	0	6,000	$0	$ 0

1)	Reflects the difference between the fair market value of the underlying shares of common stock at the end of fiscal 2004 and the various applicable exercise prices of the officers’ outstanding options. The dollar values do not reflect any options that had an exercise price in excess of the fair market value of the underlying shares at the end of fiscal 2004. The fair market value at the end of fiscal 2004 was $7.75, the closing sale price per share on December 31, 2004, the last trading day of our fiscal year.

Director Compensation

        Our directors who are also employees or who work for entities that perform professional services for us receive no additional compensation for serving on our board or its committees. In 2004, our qualifying outside directors, including our Chairman of the Board, received:

•	an annual cash retainer of $12,000;

•	$1,000 for each board meeting attended and $500 for each committee meeting attended that was not held in conjunction with a board meeting;

•	an annual 5,000 share stock option grant on the last day of our fiscal year; and

•	an annual grant of the number of our shares valued at $6,000 (taking into account a 10% discount for the applicable restrictions on transfer of such shares under the securities laws).

        In addition, in 2004, the chairmen of our audit and compensation committees received additional annual cash retainers of $12,000 and the chairmen of our other board committees receive annual cash retainers of $2,000.

        In 2004, Walter G. Winding, III, our Chairman of the Board, who is a nonemployee director, received the compensation paid to our qualifying outside directors and the retainers paid for his services as the chairman of several of our board committees. In addition, in 2004, in recognition of the substantial additional time commitment associated with being the Chairman of the Board during the transition in our management teams, he received a cash retainer of $100,000 and a grant of shares of our stock valued at $20,000. However, for 2005, Mr. Winding’s additional cash retainer was reduced to $60,000 and his additional stock retainer was eliminated. These changes were made to reflect the decrease in Mr. Winding’s duties and responsibilities associated with our new management team fully assuming their duties and responsibilities. Mr. Winding’s compensation does, however, reflect his continued significant ongoing role as our independent Chairman of the Board, including devoting significant time to our business between our board meetings and generally serving as the liaison between our management and our other independent directors.

Change of Control Arrangements

        We have change of control agreements with each of Walter G. Winding, III, John H. Dahly, Louis E. Stinebaugh, Jonathan B. Hoenecke and Thomas J. Timler. Each of these agreements provides that, following any “change of control” (as defined in the agreements), such officer will be employed in the same position performing equivalent duties at the same location as immediately prior to the change of control for a length of time set forth in the agreement (three years in the case of Messrs. Winding, Dahly and Stinebaugh and two years in the case of Messrs. Hoenecke and Timler). During the employment period, each such officer would be entitled to receive a salary (or, in the case of Mr. Winding, all amounts paid to him, including Chairman of the Board fees, board committee chair fees and other outside director fees) equal to his annual compensation rate in effect at the date of the change of control (subject to increase by the Compensation Committee) and inclusion in benefit plans available to employees of comparable status.

        If, at any time during the employment period, the officer’s employment is terminated other than for “cause” (as defined in the agreements) or for the officer’s disability, or if the officer’s duties are changed substantially without his written consent, and the officer terminates his employment as a result, the officer would be entitled to receive:

•	a lump sum payment equal to (a) the sum of (i) the officer's annual base salary at the time of the change of control and (ii) the greater of his most recent annual bonus or the average of his three most recent bonuses at the time of the change of control multiplied by (b) the number of years set forth in the employment agreement (three in the case of Messrs. Winding, Dahly and Stinebaugh and two in the case of Messrs. Hoenecke and Timler);

•	the actuarially determined present value of the benefit accruals that would have been made through the end of the employment period under our retirement plans applicable to the officer; and

•	along with his eligible dependents, coverage under medical benefit plans through the end of the employment period or, in the case of Messrs. Winding, Dahly and Stinebaugh, until the later of the end of the employment period or the officer’s sixty-fifth birthday.

The severance agreements with Messrs. Winding, Dahly and Stinebaugh also provide that if, at any time during the employment period, such executive is terminated due to disability, he will be entitled to receive these payments and benefits. Further, the severance agreements with Messrs. Winding, Dahly and Stinebaugh provide that if, during the 60 day period beginning one year after a change of control occurs, such executive officer elects to terminate his employment for any reason, he will be entitled to receive these payments and benefits.

        The payments under these severance agreements may be subject to certain adverse tax consequences that (i) impose on executives an excise tax on total severance payments (which includes the value of certain non-cash benefits) received by them and (ii) limits our ability to deduct such payments for tax purposes. The severance agreements with Messrs. Winding, Dahly and Stinebaugh provide for cash payments to compensate them for the excise tax payments they would incur as a result of receiving payments under their agreements. The agreements with Messrs. Hoenecke and Timler limit the cash payment to an amount that ensures that these tax consequences do not apply.

        Additionally, upon a “change of control:"

•	stock options granted to our executive officers will become fully exercisable; and

•	the optionee will have the right to require us to purchase his outstanding options for cash at an aggregate “acceleration price” for all shares of common stock subject to such options.

Compensation Committee and Interlocks and Insider Participation and Certain Transactions

        Steven R. Barth, a member of our Compensation Committee, is a partner in the law firm of Foley & Lardner LLP. Foley has provided legal services to us for over 40 years. The fees paid to Foley during 2004 were well below 1% of the revenue of both us and Foley.

STOCK PERFORMANCE INFORMATION

        The line graph appearing below compares the total return on our common stock during the last five years with the total return of:

•	companies in the Wilshire 5000 Index; and

•	companies in a peer group of food retailers and wholesalers which consists of: Arden Group, Inc., Marsh Supermarkets, Inc., Nash Finch Co., SuperValu Inc., Fleming Companies, Inc. and Spartan Stores, Inc. The performance of Fleming Companies, which filed for bankruptcy in April 2003, is reflected through the date that Fleming Companies' stock permanently stopped trading.

Comparison of Five-Year Total Shareholder Returns
(on a dividend reinvested basis)

	1/1/00	12/30/00	12/29/01	12/28/02	1/3/04	1/1/05
Fresh Brands, Inc.	100.00	87.05	156.61	127.56	96.02	67.65
Dow Jones Wilshire 5000	100.00	89.13	79.35	62.80	82.67	92.98
Peer Group	100.00	76.16	130.47	86.96	159.00	205.08

APPROVAL OF THE EXTENSION OF THE TERM OF OUR 1995 EQUITY INCENTIVE PLAN

General

        As noted in our Report on Executive Compensation above, our compensation policies are designed to, among other things, encourage a focus on strategic objectives which will result in superior current and long-term financial performance, establish a strong link between officer compensation and our financial performance and link long-term incentives to increasing shareholder value. We believe that granting equity-based incentives are a key aspect of our compensation policies that further these goals and help secure our continued growth and financial success. Our 1995 equity incentive plan (the “1995 Plan”) will expire on May 10, 2005, at which time no additional awards may be granted to our executive officers or other key employees.

        To allow us to continue granting equity-based compensation awards to our executive officers and other key employees, on February 24, 2005, our board of directors, subject to shareholder approval, extended the term of the 1995 Plan for an additional five years. The purpose of the extension is to promote the best interests of us and our shareholders by continuing to allow us to grant equity-based compensation to our key employees. Our Stock Option Committee (the “Committee”) has strictly limited past grants under the 1995 Plan to ensure that our shareholders’ interests were not unnecessarily diluted. As a result, we do not need to seek shareholder approval to increase the number of shares available under the 1995 Plan. The following summary discussion of our 1995 Plan is qualified in its entirety by reference to the full text of our 1995 Plan, which is attached as Exhibit A.

Administration

        Our 1995 Plan is administered by our Committee. Under our 1995 Plan, our Committee has authority to (i) establish rules for the administration of our 1995 Plan; (ii) select our key employees to whom awards will be granted; (iii) determine the types of awards to be granted to such key employees and the number of shares covered by such awards; (iv) set the terms and conditions of such awards; (v) cancel, suspend and amend awards granted under our 1995 Plan; and (vi) determine whether the payment of any proceeds of any award shall or may be deferred. Except as otherwise provided in our 1995 Plan, determinations and interpretations with respect thereto and any related award agreements may be made in the sole discretion of our Committee, whose determination and interpretations will be binding on all parties.

Awards Under the 1995 Plan; Available Shares

        If the extension of the term of our 1995 Plan is approved by our shareholders at the Meeting, it will authorize our Committee to grant non-qualified stock options, stock appreciation rights (“SARs”), restricted stock and performance shares. Prior to the extension, our Committee is also authorized to grant incentive stock options (“ISOs”) that meet the requirements of Section 422 of the Internal Revenue Code (the “Code”). However, no ISOs have ever been granted to our key employees and tax laws prohibit the issuance of ISOs more than ten years after the adoption of equity incentive plans. We cannot currently determine the number or types of awards that may be granted under our 1995 Plan because such determinations will be made from time to time by our Committee. There are currently approximately 850,000 shares approved by our shareholders and still available under our 1995 Plan. On April 1, 2005, the last reported sales price per share of our common stock on Nasdaq was $7.41.

Terms of Awards

        Non-Qualified Stock Options. The exercise price per share of common stock subject to an option granted under our 1995 Plan will be determined by our Committee, provided that the per share exercise price may not be less than the per share fair market value of our common stock on the grant date. The term of an option granted under our 1995 Plan will also be determined by our Committee, subject to a maximum term of ten years. Options granted under our 1995 Plan will become exercisable in such manner and within such period or periods and in such installments as determined by our Committee. Our Committee will determine the methods by which options may be exercised. Unless our Committee determines that it would not be in our interests to do so, one of the available methods will be to make payment either in cash or by tendering previously owned shares of common stock. Shares acquired by the exercise of stock options granted in and after 2003 cannot be sold for one year unless the executive has reached the age of 60 prior to exercising the option. Although not required to do by the 1995 Plan, our Committee intends to continue to require this holding because the Committee believes that it helps better align the interests of our executive officers and shareholders because our executive officers will only receive value from our options if our stock price appreciates and retains its value at least through the holding period

        SARs. A SAR granted under our 1995 Plan will give the key employee the right to receive, for each share of common stock to which the SAR relates, the excess of (i) the per share fair market value on the date of exercise over (ii) the per share grant price of the SAR. The per share grant price of an SAR under our 1995 Plan may not be less than the per share fair market value of common stock on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, shares of common stock or other consideration) and any other terms and conditions of any SAR granted under our 1995 Plan will be determined by our Committee.

        Restricted Stock. Restricted shares of common stock granted under our 1995 Plan will be subject to such restrictions as our Committee may impose, including any limitation on the right to vote such shares of common stock or receive dividends thereon. The restrictions imposed on the shares of common stock may lapse separately or in combination at such time or times, or in such installments or otherwise, as our Committee may deem appropriate. Except as otherwise determined by our Committee, upon termination of employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the key employee. Under our 1995 Plan, our Committee has the authority to waive any or all remaining restrictions with respect to shares of restricted stock.

        Performance Shares. Our Committee will determine the applicable performance period, the performance goal or goals to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other terms, conditions and rights relating to the grant of any performance shares under our 1995 Plan. Performance goals established by our Committee under our 1995 Plan may be based on one or more measures such as return on shareholders’ equity, earnings or such other standard or standards deemed relevant by our Committee, measured internally or relative to other organizations and before or after extraordinary items. Payment on performance shares held by key employees will be made in shares of common stock (which, at the discretion of our Committee, may be shares of restricted stock) equal to the number of performance shares payable. Our Committee may provide that, during a performance period, key employees will be paid cash amounts, with respect to each performance share held by such key employees, corresponding to the cash dividend paid on a share of common stock. Key employees will have no voting rights with respect to performance shares held by them.

        Our Committee may at any time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels in proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any performance period or waive any or all remaining restrictions with respect to shares of restricted stock issued in payment of performance shares, if our Committee determines that economic, competitive or other conditions, changes in generally accepted accounting principles, changes in our accounting policies, acquisitions or dispositions by us, or the occurrence of other unusual events so warrant.

Adjustments

        If any dividend or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of common stock subject to our 1995 Plan, or other similar corporate transaction or event affects our common stock such that an adjustment is appropriate (as determined by our Committee) in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under our 1995 Plan, then our Committee generally has the authority to, in such manner as it deems equitable, adjust (i) the number and type of shares of common stock subject to our 1995 Plan and which thereafter may be made the subject of awards; (ii) the number and type of shares of common stock subject to outstanding awards; and (iii) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

Limits on Transferability

        No award granted under our 1995 Plan may be assigned, sold, transferred or encumbered, other than by will or by the laws of descent and distribution, except that a key employee may, to the extent allowed by our Committee and in a manner specified by our Committee or the award agreement, either designate in writing a beneficiary to exercise or transfer an award after his or her death. Each award will be exercisable during the key employee’s lifetime only by such key employee or, if permissible under applicable law, by his or her guardian or legal representative.

Amendment and Termination

        Our board of directors may amend, suspend, discontinue or terminate our 1995 Plan at any time, except that shareholder approval of any amendment to our 1995 Plan must first be obtained if otherwise required by (i) the Code or any rules thereunder or (ii) the listing requirements of Nasdaq or any other principal securities exchange or market on which our common stock is then traded. Termination of our 1995 Plan will not affect the rights of key employees with respect to awards previously granted to them, and all unexpired awards shall continue in force after termination except as they may lapse or be terminated by their own terms and conditions. The term of awards granted on or prior to the termination of the 1995 Plan, unless otherwise expressly provided, may extend beyond such date.

Withholding

        Not later than the date that an amount first becomes includible as income of a key employee for federal income tax purposes with respect to any award under our 1995 Plan, the key employee will be required to pay to us, or make satisfactory arrangements regarding the payment of, any federal, state, local or foreign taxes required to be withheld. Unless otherwise determined by our Committee, withholding obligations arising with respect to awards under our 1995 Plan may be settled with previously acquired shares of common stock. Our obligations under our 1995 Plan are subject to such payment or arrangements, and we will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee.

Certain Federal Income Tax Consequences

        Stock Options. The grant of a non-qualified stock option under our 1995 Plan creates no income tax consequences to the key employee or us. A key employee who is granted a non-qualified stock option generally recognizes ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of common stock at such time over the exercise price. We will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. A subsequent disposition of the shares of common stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the shares of common stock on the date of exercise). This capital gain or loss will be a long-term or short-term capital gain or loss depending on the length of time the shares of common stock have been held.

        Stock Appreciation Rights. The grant of an SAR creates no income tax consequences for the key employee or us. Upon exercise of an SAR, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of common stock or other property received, except that if the key employee receives an option, shares of restricted stock or performance shares upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. We will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

        Restricted Stock. A key employee who receives an award of restricted stock will not recognize income upon the grant of the award under our 1995 Plan unless he or she makes an election to recognize such income. Instead, a key employee who has not made such an election will recognize ordinary income when the applicable restrictions lapse. The amount of ordinary income recognized equals the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. Any otherwise taxable disposition of the restricted stock after the end of the applicable restriction period will result in capital gain or loss which will be a long-term gain if the common stock is held for more than one year from the date the restriction lapses. Dividends paid in cash and received by a key employee before the date the restriction lapses will be treated as ordinary income to the key employee in the year paid and will not be eligible for taxation at rates applicable to “qualifying dividends.” We will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described in this section.

        A key employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. In such cases, we will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the key employee in the year of payment, to the extent of the company’s accumulated earnings and profits (taxable at rates applicable to “qualifying dividends”), and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the key employee who has made an election subsequently forfeits the restricted stock, the key employee will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of the deduction we originally claimed with respect to such shares.

        Performance Shares. The grant of performance shares will create no income tax consequences for the key employee or us. Upon the receipt of cash, shares of common stock or other property at the end of the applicable performance period, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of common stock or other property received, except that if the key employee receives an option, shares of restricted stock or SARs in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to such other awards. In addition, the key employee will recognize ordinary income upon the receipt of cash payments that are based on the amount of dividends paid by us with respect to our common stock. We will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

Vote Required

        The affirmative vote of the holders of a majority our common stock voting at the Meeting is required to approve the extension of the term of the 1995 Plan. Any votes represented by stock not voted at the Meeting, whether due to broker nonvotes or otherwise (except abstentions), will have no impact regarding the proposal to approve the 1995 Plan. Common stock as to which holders abstain from voting will be treated as votes against approval of the 1995 Plan.

        Our board unanimously recommends a vote “for” approval of the extension of the 1995 Plan. Shares of common stock represented at the Meeting by executed but unmarked proxies will be voted “for” approval of the extension of the 1995 Plan.

OUR INDEPENDENT AUDITORS

        Effective as of April 19, 2004, our Audit Committee changed our independent auditing firm from KPMG to Deloitte & Touche. During KPMG’s retention as our independent auditing firm, there were not any disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Similarly, none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K have occurred during the time that KPMG had been engaged as our independent auditing firm.

        None of KPMG’s audit reports on our consolidated financial statements contained any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        Our Audit Committee’s retention of Deloitte & Touche as our independent auditing firm was first effective for our fiscal 2004. During the years ended December 28, 2002 and January 3, 2004 and through April 19, 2004, we did not, nor did anyone acting on our behalf, consult with Deloitte & Touche regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any reportable events described under Items 304(a)(2)(ii) of Regulation S-K.

        Deloitte & Touche’s fees for 2004 are summarized in the following table. Deloitte & Touche was not paid any fees in 2003.

2004
Audit Fees	$585,500
Financial Statements	$222,200
SOX 404	$363,300
Audit-Related Fees	$ 70,836
Employee Benefit Plans	$ 32,836
SOX 404 Readiness	$ 38,000
Tax Fees	$ 39,325
All Other Fees	--

Total Fees	$695,661

        KPMG’s fees for 2003 and 2004 are summarized in the following table.

	2004	2003
Audit Fees	$91,970	$180,000
Audit-Related Fees	$12,370	--
Tax Fees	--	--
All Other Fees	--	--

Total Fees	$104,340	$180,000

        Our audit committee charter requires our Audit Committee to pre-approve all fees paid to our independent auditors and all such fees have been pre-approved by our Audit Committee.

        We expect that representatives of Deloitte & Touche will be at the Meeting and will have a chance to make a statement if they would like to do so. They will also be available to respond to appropriate questions.

MISCELLANEOUS

        We expect that the election of directors and the proposed approval of the extension of the 1995 Plan will be the only matters presented for shareholder consideration at the Meeting. Other matters may come before the Meeting and the proxies named in the accompanying proxy will vote on them in accordance with their best judgment. We strongly encourage our directors to attend the Meeting. Last year, all of our directors attended our annual meeting and we expect each of them to attend this year’s Meeting. Members of both our board and management team will be available to answer questions from our shareholders at the Meeting. As we have done at past shareholder meetings, to ensure that all of our shareholders have an opportunity to ask questions, shareholders attending the Meeting will be limited to two written questions submitted in advance of the Meeting.

        You can write to our board of directors by sending a letter to Walter G. Winding, III, Chairman of the Board, Fresh Brands, Inc., 2215 Union Avenue, Sheboygan, Wisconsin 53081. Mr. Winding, our independent Chairman of the Board, reviews all such letters and, if he deems appropriate, discusses matters raised by such letters with other board members.

        We will bear the cost of soliciting proxies, including reimbursing brokers and other holders of record for their reasonable expenses in communicating with the persons for whom they hold common stock. We expect to solicit proxies mainly by mail. Some of our employees may also solicit proxies personally and by telephone. We do not anticipate that we will retain anyone to solicit proxies or that we will pay compensation to anyone for that purpose. We will, however, reimburse brokers and other holders of record for their reasonable expenses in communicating with the persons for whom they hold common stock.

        You can view our 2004 annual report on Form 10-K by selecting “Fresh Brands, Inc. Other SEC Filings” on the following page of our web site: http://www.fresh-brands.com/Investorfame.html. If you would like to receive a copy of our 2004 annual report on Form 10-K — without exhibits - please write to John H. Dahly, our Executive Vice President, Chief Financial Officer, Secretary and Treasurer, at 2215 Union Avenue, Sheboygan, Wisconsin 53081, and we will provide you with a copy free of charge.

        If you wish to include a proposal in our proxy statement for our 2006 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, you should forward your proposal to our Secretary by December 19, 2005. If you submit a proposal after this date, your proposal will be considered untimely and we will not be required to present it at the 2006 annual meeting.

Sincerely,
FRESH BRANDS, INC.
/s/ John H. Dahly
John H. Dahly
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Sheboygan, Wisconsin
April 18, 2005

Exhibit A

FRESH BRANDS, INC.
1995 EQUITY INCENTIVE PLAN

Section 1.      Purpose

        The purpose of Fresh Brands, Inc. 1995 Equity Incentive Plan (the “Plan”) is to promote the best interests of Fresh Brands, Inc. (the “Company”) and its shareholders by providing key employees of the Company and its Affiliates (as defined below) with an opportunity to acquire a, or increase their, proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success.

Section 2.      Definitions

        As used in the Plan, the following terms shall have the respective meanings set forth below:

        (a)     “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

        (b)     “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock or Performance Share granted under the Plan.

        (c)     “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

        (d)     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (e)     “Commission” shall mean the Securities and Exchange Commission.

        (f)     “Committee” shall mean the Stock Option Committee of the Board of Directors of the Company (or any other committee thereof designated by such Board to administer the Plan); provided, however, that the Committee is composed of not less than two directors, each of whom is a “disinterested person” within the meaning of Rule 16b-3.

        (g)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (h)     “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

        (i)     “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code (or any successor provision thereto).

        (j)     “Key Employee” shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee in its discretion.

        (k)     “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

        (l)     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        (m)     “Participating Key Employee” shall mean a Key Employee designated to be granted an Award under the Plan.

        (n)     “Performance Period” shall mean, in relation to Performance Shares, any period for which a performance goal or goals have been established.

        (o)     “Performance Share” shall mean any right granted under Section 6(d) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

        (p)     “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

        (q)     “Released Securities” shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

        (r)     “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

        (s)     “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(e) of the Plan.

        (t)     “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

        (u)     “Shares” shall mean shares of common stock of the Company, $0.05 par value (including the associated Common Stock Purchase Rights), and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

        (v)     “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.      Administration

        The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by those members of the Board of Directors of the Company who qualify as “disinterested persons” under Rule 16b-3. Subject to the terms of the Plan and applicable laws and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participating Key Employees; (ii) determine the type or types of Awards to be granted to each Participating Key Employee under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards granted to Participating Key Employees; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee; (v) determine whether, to what extent and under what circumstances Awards granted to Participating Key Employees may be settled or exercised in cash, Shares, other securities, other Awards or other property, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards and other amounts payable with respect to an Award granted to Participating Key Employees under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate.

Section 4.      Shares Available for Award

        (a)    Shares Available. Subject to adjustment as provided in Section 4(b):

            (i)    Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 1,750,000, subject to the limitations set forth in Section 6(c)(i).

            (ii)    Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

            (iii)    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        (b)    Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of Shares subject to outstanding Awards; and (iii) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

Section 5.      Eligibility

        Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participating Key Employee.

Section 6.      Awards

        (a)    Option Awards. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion.

            (i)    Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

            (ii)    Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

            (iii)    Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, other property or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

            (iv)    Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors of the Company.

        (b)    Stock Appreciation Right Awards. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participating Key Employee will be paid in cash, Shares, other securities, other Awards, or other property or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee in its discretion. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

        (c)    Restricted Stock Awards

            (i)    Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees; provided, however, that the aggregate number of Shares of Restricted Stock granted under the Plan to all Participating Key Employees as a group shall not exceed 75,000 Shares (such number of Shares subject to adjustment in accordance with the terms of Section 4(b) hereof) of the total number of Shares available for Awards under Section 4(a)(i).

            (ii)    Restrictions. Shares of Restricted Stock granted to Participating Key Employees shall be subject to such restrictions as the Committee may impose in its discretion (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate in its discretion.

            (iii)    Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee, such certificate shall be registered in the name of the Participating Key Employee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.

            (iv)    Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee or, if the Participating Key Employee received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

            (v)    Forfeiture. Except as otherwise determined by the Committee in its discretion, upon termination of employment of a Participating Key Employee (as determined under criteria established by the Committee in its discretion) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Key Employee; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Key Employee.

        (d)    Performance Share Awards

            (i)    Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Key Employees.

            (ii)    Performance Goals and Other Terms. The Committee shall determine in its discretion the Performance Period, the performance goal or goals to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares. Performance goals established by the Committee may be based on one or more measures such as return on shareholders’ equity, earnings or any other standard or standards deemed relevant by the Committee, measured internally or relative to other organizations and before or after extraordinary items.

            (iii)    Rights and Benefits During the Performance Period. The Committee may provide that, during a Performance Period, a Participating Key Employee shall be paid cash amounts, with respect to each Performance Share held by such Participating Key Employee, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participating Key Employees shall have no voting rights with respect to Performance Shares held by them.

            (iv)    Adjustments with Respect to Performance Shares. Any other provision of the Plan to the contrary notwithstanding, the Committee may in its discretion at any time or from time to time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any Performance Period or waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock issued in payment of Performance Shares, if the Committee determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company’s accounting policies, acquisitions or dispositions by the Company or its Affiliates, or the occurrence of other unusual, unforeseen or extraordinary events, so warrant.

            (v)    Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participating Key Employee; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

        (e)    General

            (i)    No Consideration for Awards. Awards shall be granted to Participating Key Employees for no cash consideration unless otherwise determined by the Committee.

            (ii)    Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

            (iii)    Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

            (iv)    Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award to a Participating Key Employee may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee in its discretion. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

            (v)    Limits on Transfer of Options. Except as otherwise provided by the Board of Directors of the Company or the Committee, Awards granted under the Plan shall not be transferable other than as designated by the Participating Key Employee by will, or by the laws of descent and distribution. In the event that the Board of Directors of the Company or the Committee shall permit a transfer of an Award, any permitted transferee shall have all of the rights of the Participating Key Employee under the Plan, as if the Participating Key Employee had retained such Award.

            (vi)    Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

            (vii)    Rule 16b-3 Six-Month Limitations. To the extent required in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan shall not be exercisable for at least six months, except in case of death or disability of the holder thereof. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

            (viii)    Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(d) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, Nasdaq Stock Market or any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee to represent to the Company in writing that such Participating Key Employee, or other Person is acquiring the Shares without a view to the distribution thereof.

Section 7.      Amendment and Termination of the Plan; Correction of Defects and Omissions

        (a)    Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by: (i) the rules and/or regulations promulgated under Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3); (ii) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); or (iii) the quotation or listing requirements of the Nasdaq National Market or any principal securities exchange or market on which the Shares are then traded (in order to maintain the quotation or listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participating Key Employees with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

        (b)    Correction of Defects, Omissions and Inconsistencies. The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.      General Provisions

        (a)    No Rights to Awards. No Key Employee, Participating Key Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee.

        (b)    Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares previously owned by the Participating Key Employee; provided, however, that the Participating Key Employee may not settle such obligations with Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

        (c)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (d)    Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

        (e)    Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or the Committee and any Participating Key Employee or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

        (f)    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Wisconsin and applicable federal law.

        (g)    Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

        (h)    No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.

        (i)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9.      Effective Date of the Plan

        The Plan shall be effective as of shareholder approval of the Plan, within 12 months following the date of adoption of the Plan by the Board of Directors, and all Awards granted under the Plan prior to the date of shareholder approval shall be subject to such approval and the effective date of such Award grants shall be deemed to be the date of such shareholder approval.

Section 10.      Term of the Plan

        No Award shall be granted under the Plan following the fifteenth anniversary of its effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

FRESH BRANDS, INC.

2005 ANNUAL MEETING OF SHAREHOLDERS – MAY 26, 2005 PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints Walter G. Winding, III and Louis E. Stinebaugh, and each or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes each or either of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Fresh Brands, Inc. held of record by the undersigned on March 30, 2005 at the 2005 annual meeting of shareholders scheduled to be held on May 26, 2005 and any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

FRESH BRANDS, INC.

May 26, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

						FOR	AGAINST	ABSTAIN
1.	Election of Directors:			2.	Extension of the Term of the 1995 Equity Incentive Plan:	[ ]	[ ]	[ ]
NOMINEES
[ ]	FOR ALL NOMINEES	( )	R. Bruce Grove	3.	In their discretion, upon such other business as may properly come before the meeting or at any adjournment thereof.
		( )	William E. May, Jr.

		( )	Thomas M. Stemlar

[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES			This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted:

[ ]	FOR ALL EXCEPT (See instructions below)			•	FOR the three specified director nominees;
				•	FOR the extension of the term of the 1995 Equity Incentive Plan; and

				•	On such other business as may properly come before the meeting in accordance with the best judgment of the proxies name herein.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •				The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Company's 2005 Annual Meeting of Shareholders and the Company's 2004 Annual Report.

To change the address on your account, please check the box at right and indicate you new address in the space above. Please note that changes to the registered names(s) on the account may not be submitted via this method.	[ ]

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.